Exhibit 10.9

SECOND AMENDMENT TO THE

ST FINANCIAL GROUP, INC. 2008 STOCK PLAN

This Second Amendment (this “Second Amendment”) to the ST Financial Group, Inc. 2008 Stock Plan (as amended, the “Plan”) is made by ST Financial Group, Inc., a Texas corporation (the “Company”), pursuant to the authorization of the Board of Directors of the Company (the “Board”).

WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to (1) provide that Shares covered by an award of Shares or Options will be counted as used only to the extent actually issued under the Plan, (2) prohibit Option exercise arrangements to the extent such arrangements are prohibited by applicable law, (3) provide for a Plan termination date, (4) provide for shareholder approval when required by applicable law or regulation and (5) provide for the prohibition on repricings of Options without shareholder approval; and

WHEREAS, Section 11(b) of the Plan authorizes the Board to amend the Plan.

NOW, THEREFORE, pursuant to the authority granted to the Board in Section 11(b) of the Plan, the Plan is hereby amended as follows:

1. The first sentence of Section 4(b) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“The Shares attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award of Shares or Options that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. Shares withheld as full or partial payment to the Company for the purchase or exercise price relating to an award of Shares or Options, or to satisfy tax withholding obligations, shall again be available for grant under the Plan.”

2. The first sentence of Section 6(k) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“After the date of grant of an award of Shares or Options, the Board of Directors may, in its sole discretion, modify the terms and conditions of an award, except to the extent that such modification is prohibited under Section 11(b) or would be inconsistent with other provisions of the Plan.”

3. Section 7 of the Plan is hereby amended by adding a new Section 7(g) following Section 7(f) therein:

“(g) Exercise Prohibitions. Notwithstanding the foregoing, no such loans, notes, or other exercise arrangements described above will be permitted to the extent such arrangement is prohibited by applicable law, including but not limited to Section 13(k) of the Securities Exchange Act of 1934.”

4. The third sentence of Section 11(a) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“The Plan shall terminate automatically on May 21, 2025, which is 10 years after the most recent increase in the number of Shares reserved under Section 4 that was approved by the Company’s stockholders.”

5. The first sentence of Section 11(b) is hereby amended by adding the following after the reference to “ISOs” in subsection (ii) thereof:

“or (iii) is required under applicable law or regulation”

6. Section 11(b) of the Plan is hereby amended by adding the following sentence at the end of such Section 11(b):

“Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, subdivision, extraordinary cash dividend, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares or other transaction referred to in Section 8 hereof), the terms of outstanding awards of Options may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards of Shares of Options, or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.”

Except as provided above, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Second Amendment on this 19th day of January, 2017.

ST FINANCIAL GROUP, INC.

By:	/s/ Dean O. Bass
Name: Dean O. Bass
Title: Chairman and Chief Executive Officer

2